UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

MANAGED DURATION INVESTMENT GRADE

MUNICIPAL FUND

(Name of Registrant as Specified in its Charter)

Not Applicable

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MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND

200 PARK AVENUE, 7TH FLOOR

NEW YORK, NY 10166

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

JULY 12, 2018

New York, New York

May 30, 2018

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on July 12, 2018. The proxy statement and annual report to shareholders are available without charge at the respective websites listed below or by calling the Managed Duration Investment Grade Municipal Fund at 1-877-848-4140.

Annual Report: https://www.insightinvestment.com/globalassets/documents/mzf-reports/mzf-annual-report

Annual Proxy Statement: https://www.insightinvestment.com/globalassets/documents/mzf-reports/mzf-annual-proxy-statement

TO THE SHAREHOLDERS OF MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND:

The Special Meeting of Shareholders of the Managed Duration Investment Grade Municipal Fund (the “Fund”) will be held on July 12, 2018, at 10:30 a.m. Eastern Time, at the offices of Pepper Hamilton LLP, 899 Cassatt Road, Berwyn, Pennsylvania (the “Special Meeting”) to consider and vote solely upon a proposal to liquidate and dissolve the Fund pursuant to a Plan of Liquidation and Dissolution, as described more fully in the accompanying Proxy Statement.

Each shareholder is invited to attend the Special Meeting in person. You will need proof of ownership of the Fund’s shares of beneficial interest to enter the meeting or, if your shares are held in a brokerage or bank account (in “street name”), a proxy from the street name holder. Shareholders of record at the close of business on April 13, 2018 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. If you cannot be present at the Special Meeting, we urge you to fill in, sign, and promptly return the enclosed proxy card in order that the Special Meeting can be held without additional expense and a maximum number of shares may be voted.

By Order of the Board of Trustees,

Clifford D. Corso, President

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR TAKE ADVANTAGE OF THE INTERNET OR OTHER VOTING PROCEDURES AS DESCRIBED ON THE PROXY CARD. IF YOU VOTE USING THE ENCLOSED PROXY CARD, DATE AND SIGN THE CARD AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE. IF YOU CHOOSE TO VOTE AT THE SPECIAL MEETING IN PERSON, PLEASE CONTACT THE FUND AT 1-877-848-4140 FOR DIRECTIONS TO THE SPECIAL MEETING LOCATION.

MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND

200 Park Avenue, 7th Floor

New York, NY 10166

We encourage you to read the full text of the enclosed Proxy Statement to shareholders (“Proxy Statement”). For your convenience we also have provided questions and answers relating to, and a brief summary of, the proposals to be voted on by shareholders at the special meeting of shareholders to be held on July 12, 2018 (the “Special Meeting”). The following “Questions and Answers” section is a summary and is not intended to be as detailed as the discussion found later in the Proxy Statement. For that reason, the information in this section is qualified in its entirety by reference to the enclosed Proxy Statement.

QUESTIONS AND ANSWERS

Q. What are shareholders being asked to vote upon at the upcoming Special Meeting of Shareholders on July 12, 2018?

A. You are receiving these proxy materials, which include the Notice of Special Meeting of Shareholders (“Notice”) of Managed Duration Investment Grade Municipal Fund (the “Fund”) and Proxy Statement to provide you with information you should review before voting on the proposal to liquidate and dissolve the Fund (the “Liquidation”) pursuant to the Plan of Liquidation and Dissolution (the “Plan”), a form of which is attached to the Proxy Statement as Exhibit A, that will be presented at the Special Meeting on July 12, 2018.

On May 10, 2018, the Fund’s Board of Trustees (the “Board” or the “Trustees”) approved and declared advisable the Liquidation and directed that the Liquidation be submitted to the shareholders for approval at the Special Meeting. You are receiving this proxy material because you own shares of the Fund. Each shareholder of record of the Fund as of the close of business on April 13, 2018 (the “Record Date”) has the right under applicable legal requirements to vote on the Liquidation. The Liquidation will not occur unless approved by the lesser of (i) more than 50% of the votes entitled to be cast by the holders of the Fund’s common shares (“Common Shareholders”) and holders of the Fund’s preferred shares (“Preferred Shareholders”), voting together as a single class, or (ii) 67% or more of the Fund’s common shares and preferred shares present at the Special Meeting, voting as a single class, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy.

Q. Who is asking for my vote?

A. The Board is asking you to vote at the Special Meeting regarding the proposed Liquidation, as set forth in the Plan.

Q. Who is eligible to vote?

A. Shareholders of record at the close of business on the Record Date are entitled to vote at the Special Meeting or any adjournment or postponement of the Special Meeting. If you owned shares on the Record Date, you have the right to vote, even if you later sell or have sold the shares.

The holders of the Fund’s common stock and preferred stock vote together as a single class. Each share is entitled to one vote. Shares represented by properly executed proxies, unless revoked before or at the Special Meeting, will be voted according to shareholders’ instructions. If you sign and return a proxy card but do not fill in a vote, your shares will be voted “FOR” the Liquidation.

Q. How will the Liquidation work?

A. If the Fund’s shareholders approve the Liquidation, the Fund immediately thereafter will not engage in any business activities except to wind up its business, convert its portfolio securities to cash, and make one or more liquidating distributions to shareholders. More information on liquidating distributions is provided under “Summary of the Plan—Liquidating Distributions” in the Proxy Statement.

Q. Why is the Liquidation being proposed?

A. In recommending the Liquidation for approval by the shareholders, Fund management and the Board considered a variety of factors. These included (i) the Fund’s relatively small size and increasingly significant ownership of the Fund by a few large shareholders including “activist investors” (institutional shareholder who regularly acquire large positions in closed-end funds and uses such ownership to influence a fund to take certain actions), (ii) the potential adverse consequences to the Fund of activities by such shareholders, and (iii) the recent trading discount. In addition, a large portion of the Fund’s shares are held by a shareholder that submitted several proposals for the 2018 Annual Meeting of Shareholders including a proposal to terminate the Fund’s investment advisory agreement with the Fund. This shareholder agreed to withdraw these proposals, based, in part, on the Fund’s intention to present shareholders with the opportunity to vote on the Liquidation pursuant to the Plan. The Board also considered the potential costs and other consequences to the Fund and its shareholders of contesting proposals submitted by activist investors, or implementing them if approved by shareholders. Fund management and the Board have also considered several alternative measures, such as converting the Fund into an open-end investment company or engaging in a tender offer and determined that such proposals would not be in the best interest of the Fund or its shareholders as each would likely result in a much smaller Fund with decreasing economies of scale. Fund management and the Board determined that, on balance, the Liquidation would be in the best interests of the Fund and its shareholders.

If approved by the Fund’s shareholders, the Liquidation will allow shareholders of the Fund’s common stock to realize full net asset value for their common shares (and avoid the discount that such shareholders would currently realize if they sold their shares in the market), and permit Preferred Shareholders to receive the liquidation preference amount for their shares. In addition, the Board believes that an orderly liquidation of the Fund’s portfolio holdings will provide greater shareholder value than alternative measures to address the Fund’s size, proposals from large or activist investors, and trading discount issues, such as merging, converting the Fund to an open-ended fund or conducting a tender offer. In light of these factors, and after careful deliberation, the Board declared advisable, approved, and recommended that the Fund’s shareholders approve the Liquidation.

If the Fund’s shareholders do not approve the Liquidation, the Trustees will consider whether another course of action would benefit the Fund and its shareholders. Please review the Proxy Statement for a more detailed discussion about the reasons for the proposed Liquidation.

Q. When will the Liquidation and distributions to shareholders occur?

A. If the Fund’s shareholders approve the Liquidation, then, as described in greater detail in the Proxy Statement, the Fund’s assets will be liquidated and cash will be distributed to shareholders as soon as reasonably practicable after all of the Fund’s liabilities and expenses have been paid (or arranged to be paid) and a determination has been made as to which shareholders are entitled to receive payment of such liquidating distributions.

Q. Why is the Board requesting my vote?

A. The Fund’s Third Amended and Restated Agreement and Declaration of Trust (the “Declaration”) requires the Fund to obtain shareholder approval prior to the liquidation and dissolution of the Fund. Consequently, the Board is seeking your vote on the Liquidation.

Q. How does the Board recommend I vote?

A. The Board recommends that you vote “FOR” the Liquidation.

Q. How can I vote my shares?

A. Please follow the instructions included on the enclosed Proxy Card.

Q. How is a quorum established?

A. In accordance with the Declaration, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the Common Shares and Preferred Shares entitled to vote at the Special Meeting, counted together as a single class. In the event that a quorum is not present at the Special Meeting or, in the event that a quorum is present but sufficient votes have not been received to approve any Board proposal, the Special Meeting may be adjourned to permit further solicitation of proxies. The presiding officer or trustee of the Fund for the Special Meeting or the affirmative vote of a majority of the persons designated as proxies may adjourn the Special Meeting to permit further solicitation of proxies or for other reasons consistent with Delaware law and the Declaration and the Fund’s Fourth Amended and Restated By-Laws. Unless otherwise instructed by a shareholder granting a proxy, the persons designated as proxies may use their discretionary authority to vote on questions of adjournment.

Q. Whom do I call if I have questions regarding the Proxy?

A. You can call Georgeson LLC at 1-888-206-0860.

Q. How do I place my vote?

A. In addition to the solicitation of proxies by mail, proxies also may be solicited by telephone, telegraph, personal interview or via the Internet. You may provide the Fund with your vote by mail with the enclosed proxy card, or by following the instructions on the enclosed proxy card, or in person at the Special Meeting. You may use the enclosed postage-paid envelope to mail your proxy card. Please follow the instructions on the enclosed proxy card to utilize any of these voting methods.

YOUR VOTE IS IMPORTANT. THANK YOU FOR PROMPTLY RECORDING YOUR VOTE.

MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND

200 Park Avenue, 7th Floor

New York, NY 10166

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 12, 2018

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Managed Duration Investment Grade Municipal Fund (the “Fund”) for use at the Special Meeting of Shareholders of the Fund to be held on July 12, 2018, at 10:30 a.m. (Eastern Time), at the offices of Pepper Hamilton LLP, 899 Cassatt Road, Berwyn, Pennsylvania, and at any adjournments thereof (the “Special Meeting”). A Notice of Special Meeting of Shareholders and proxy card accompany this Proxy Statement and were first sent or delivered to shareholders on or about May 30, 2018.

VOTING

In addition to the solicitation of proxies by mail, proxies also may be solicited by telephone, telegraph, personal interview or via the Internet. The Fund has also requested brokers, dealers, banks or voting trustees, or their nominees, to forward proxy material to the beneficial owners of the Fund’s shares of beneficial interest. The enclosed proxy is revocable by you at any time prior to the exercise thereof by submitting a written notice of revocation or subsequently executed proxy to the Secretary of the Fund before or at the Special Meeting. Voting electronically or telephonically, or signing and mailing the proxy will not affect your right to give a later-dated proxy or to attend the Special Meeting and vote your shares in person. There is no shareholder statutory right of appraisal or dissent with respect to any matters to be voted on at the Special Meeting. The cost of soliciting proxies will be paid by the Fund.

The Fund’s shares of beneficial interest trade on the New York Stock Exchange under the ticker symbol “MZF”.

The close of business on April 13, 2018, has been fixed as the record date for determination of shareholders entitled to receive notice of and to vote at the Special Meeting (the “Record Date”) and any adjournment or postponement thereof. Each shareholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held, with no shares having cumulative voting rights. On April 13, 2018, there were 6,800,476 shares of the Fund’s common shares (“Common Shares”) outstanding and, there were 600 shares of the Fund’s Series 2020 Variable Rate MuniFund Term Preferred Shares (“Preferred Shares”) outstanding. These classes of stock are the only classes of stock currently authorized by the Fund.

In accordance with the Fund’s Third Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”), a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the Common Shares and Preferred Shares entitled to vote at the Special Meeting. In the event that a quorum is not present at the Special Meeting or, in the event that a quorum is present but sufficient votes have not been received to approve any Board proposal, the Special Meeting may be adjourned to permit further solicitation of proxies. The presiding officer or Trustee of the Fund for the Special Meeting or the affirmative vote of a majority of the persons designated as proxies may adjourn the Special Meeting to permit further solicitation of proxies or for other reasons consistent with Delaware law and the Fund’s Declaration of Trust and Fourth Amended and Restated By-Laws. Unless otherwise instructed by a shareholder granting a proxy, the persons designated as proxies may use their discretionary authority to vote on questions of adjournment.

The Fund’s most recent Annual Report, including audited financial statements for the fiscal period ended March 31, 2018, has been mailed to shareholders and is also available upon request without charge by writing to the Fund at the address set forth above or by calling the Fund at 1-877-848-4140. To reduce expenses, only one copy of the proxy materials will be mailed to those addresses shared by two or more accounts. If you wish to revoke this arrangement and receive individual copies, you may do so at any time by writing to the address or calling the phone number set forth above. The Fund will begin sending you individual copies promptly after receiving your request.

PROPOSAL:

LIQUIDATION AND DISSOLUTION OF THE FUND

At a meeting of the Board held on May 10, 2018, the Trustees approved a proposal to liquidate and dissolve the Fund (the proposed liquidation and dissolution, the “Liquidation”) pursuant to a Plan of Liquidation and Dissolution (the “Plan”), a form of which is attached to this Proxy Statement as Exhibit A, subject to the approval of the Fund’s shareholders at the Special Meeting. Under the Fund’s Charter, the Liquidation requires the affirmative vote of the lesser of (i) more than 50% of the votes entitled to be cast by the holders of the Fund’s common shares and holders of the Fund’s preferred shares, voting together as a single class, or (ii) 67% or more of the Fund’s common shares and preferred shares present at the Special Meeting, voting as a single class, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy. At the Special Meeting, shareholders will be asked to approve the Liquidation and the Plan, which are described in this Proxy Statement. The Trustees unanimously recommend that you vote FOR the Liquidation.

Background

The Fund, a Delaware statutory trust organized under the laws of Delaware, commenced operations in 2003. The Fund’s investment objective is to provide shareholders with high current income exempt from regular Federal income tax while seeking to protect the value of the Fund’s assets during periods of interest rate volatility. As of April 13, 2018, the Fund had net assets totaling $98.5 million attributed to shares of common stock, in addition to approximately $60 million attributed to shares of preferred stock. Although the Fund has had a relatively small asset size since its inception, the Fund’s shareholder base has changed significantly over the past few years. As of April 13, 2018, several institutional shareholders (including activist investors and institutions that tend to support activist investors in any vote) owned approximately 44.32% of the Fund’s common shares.1 One of these investors submitted several proposals for the 2018 Annual Meeting of Shareholders including a proposal to terminate the investment advisory agreement between the Fund and the Adviser (defined below). In connection with a standstill agreement with the Adviser, this shareholder agreed to withdraw the termination proposal, based, in part, on the Fund’s intention to present shareholders with the opportunity to vote on the Liquidation pursuant to the Plan. The Board also considered the potential costs and other consequences to the Fund and its shareholders of contesting proposals submitted by activist investors, or implementing them if approved by shareholders. The Board and the Adviser believe that continued or increasing ownership of the Fund by these large institutional and activist investors will have significant adverse consequences for the Fund. In addition to these changes in the Fund’s shareholder base, in recent years, the Fund’s shares have traded at a discount to their net asset value (“NAV”). For the years ended March 31, 2018, 2017 and 2016, the average discount was -7.55%, -6.90% and -9.67%, respectively. The Board has considered, and discussed with management of the Fund, a variety of measures designed to reduce or eliminate the discount and the influence of large institutional or activist investor base. These measures included, in addition to liquidation, merging the Fund with another fund affiliated with Cutwater Investor Services Corp., d/b/a Insight Investment, the Fund’s investment adviser (the “Adviser”), converting the Fund to an open-end fund and commencing a significant tender offer. However, the Board concluded that it would not be advisable to implement any of these alternative measures for the reasons summarized below under “Board Considerations in Approving the Proposed Liquidation.”

[1]	“Activist investors” with respect to closed-end funds are typically institutional shareholders who regularly acquire large positions in exchange traded closed-end funds trading at discounts to their net asset value and use such ownership to influence a fund to take certain actions that will present them with a liquidity event at or near a fund’s net asset value.

The Board believes that the Fund’s historical performance and distribution history have delivered significant value to shareholders since the Fund’s inception. However, having considered the Fund’s size, increasingly significant ownership of the Fund by institutional and activist investors (and the potential effects of such ownership), the recent trading discount, and the opportunity for shareholders to realize full NAV for their common shares through the Liquidation, Fund management and the Board determined that, on balance, liquidation and dissolution would be in the best interests of the Fund and its shareholders. In light of this conclusion, and after careful deliberation, the Board declared advisable, approved, and recommended that Fund shareholders approve the liquidation and dissolution of the Fund.

Board Considerations in Approving the Proposed Liquidation

In determining that the Liquidation is in the best interests of the Fund and its shareholders, and in approving, and recommending that shareholders approve the Liquidation and the Plan, the Board considered, among other factors:

•	Small Asset Size of the Fund/Current Shareholder Base. The Adviser discussed with the Board that, as of April 13, 2018, the Fund had only $98.5 million in net assets. The Fund’s relatively small size makes it vulnerable to shareholder activist activities, such as nominating trustees, submitting shareholder proposals to open-end, recommend tenders or liquidate a fund. The Adviser also noted that the Fund now has several Common Shareholders with substantial holdings that, as of April 13, 2018, together owned about 44.32% of the Fund’s outstanding common shares. The Board considered that any activist activities of such shareholders could adversely affect the Fund, including by causing the Fund to incur costs of proxy contests or other activities.

•	Realization of Net Asset Value. The Adviser discussed with the Board that, if approved by the Fund’s shareholders, the Liquidation will allow shareholders to realize NAV for their common shares, and avoid the discount to NAV that shareholders would currently realize if they sold their shares in the market. In addition, Preferred Shareholders would receive the liquidation preference amount for their shares of $100,000 per preferred share.

•	Orderly Liquidation Process. If the Liquidation is approved at the Special Meeting, management of the Fund will, under the oversight of the Trustees and the Fund’s officers, take steps to sell the Fund’s portfolio securities, discharge (or arrange for the payment of) the Fund’s liabilities, and distribute to shareholders their Liquidating Distributions (as defined below) from the Fund’s remaining assets, as described below under “Summary of the Plan.” The Board believes that such an orderly liquidation of the Fund’s portfolio holdings will provide greater shareholder value than alternative measures to address the Fund’s size, activist investors and trading discount, such as open-ending the Fund or conducting a tender offer.

•	Tax Consequences. The Board considered the Adviser’s representation that, if the Liquidation is approved, the Fund would intend to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for its final fiscal period preceding its liquidation. As a result, the Fund may need to distribute any undistributed net investment income and/or any undistributed net realized gains to shareholders in connection with the Liquidation. As of March 31, 2018, the Fund had net unrealized gains of approximately $5.3 million, net realized gains of approximately $902,000 and a capital loss carryforward of approximately $0, thereby requiring the Fund to make a capital gains distribution at a minimum $902,000 in connection with the Liquidation. The Board also considered the Adviser’s expectation that the Fund will pay an income dividend (substantially all of which is expected to be characterized as an exempt-interest dividend) of approximately $0.04 in July 2018 in the ordinary course of business, and that no income dividend will be required at the time of the Liquidation. At the shareholder level, the tax consequences of the Liquidation will depend upon the difference between the proceeds a shareholder receives in the Liquidation and the shareholder’s adjusted tax basis in the Fund’s shares for U.S. Federal income tax purposes. See “Federal Tax Consequences” below for additional information.

•	Alternative Measures. As noted above, the Trustees considered, and discussed with Fund management, a variety of alternatives designed to address, among other things, the Fund’s size, leverage, activist investors, and trading discount. In addition to liquidation, the Board considered a possible merger with other closed- and open-end funds, converting the Fund from a closed-end investment company to an open-end investment company or commencing a substantial tender offer. However, the Trustees determined that none of these measures were advisable because, among other things:

•	Merger into a Closed-End Fund—The Board considered that it is a policy of the Fund to invest, under normal conditions, at least 80% of the Fund’s net assets in investment grade municipal obligations and that, currently, no other closed-end fund managed by the Adviser has a similar investment strategy. In addition, the Adviser discussed with the Board that the Fund’s activist investors are unlikely to respond favorably to a proposal to merge the Fund with another closed-end fund, whether managed by the Adviser or another investment adviser, with shares trading at a similar or larger discount. This lack of support would make it difficult to obtain the affirmative vote of a majority of the Fund’s outstanding shares necessary to approve such a merger. The Adviser believes that obtaining approval from activist investors would be particularly difficult without first conducting a significant tender offer at or close to NAV for the Fund’s common shares. Such a tender offer would only further reduce the Fund’s assets, thereby increasing the difficulty and expense of successfully completing a merger.

•	Merger into an Open-End Fund—The Adviser discussed with the Board the option of merging the Fund into an existing open-end fund and the challenges presented by such a transaction including that the Adviser does not currently manage an open-end fund with a similar investment strategy. The Adviser and the Board determined that if a suitable open-end fund were identified, a substantial number of the Fund’s shares would likely be redeemed upon consummation of such a merger, thereby causing the open-end fund to derive few benefits from the acquisition of the Fund’s assets and to potentially incur substantial and possibly expensive portfolio disruption.

•	Conversion to an Open-End Fund—The Board believes that given its asset size, converting the Fund to an open-end fund would cause the Fund to become a less desirable investment for long-term shareholders, as the change to open-end status would lead to a significant reduction in the Fund’s assets (due to likely redemptions). The Fund would also be limited in its use of leverage. In addition, it is likely that, to attract new investors as an open-end fund, the Fund would incur additional costs to market the Fund to new investors. The Board considered that open-ending the Fund would allow shareholders seeking liquidity to redeem their shares at NAV following the effective date of open-ending. The Adviser discussed with the Board that, based on the Adviser’s expectations, institutional shareholders owning approximately 44.32% of the Fund’s shares would redeem their investment at NAV as soon as the open-ending was accomplished. Furthermore, the Fund would be required to redeem the Fund’s preferred shares in the event the Fund were converted to an open-end fund. The Adviser estimates that, in the event the Fund were open-ended, the Fund’s operating expenses would increase substantially if a large number of Fund’s shareholders redeemed their shares and make it more difficult to attract new investors. The Board considered the Adviser’s assessment that the Fund’s investment strategy would be unlikely to attract sufficient investor interest in the Fund to offset ongoing redemptions, nor would it appreciably increase the size of the Fund through new sales. The Board also believes that the Fund would be required to hold significantly higher cash balances than it does currently to deal with possible redemptions, and would pay lower dividends. The Board agreed with the Adviser’s view that open-ending is not in the Fund’s or its shareholders’ best interests.

•

Tender Offer—The Board believes that a significant tender offer for common shares of the Fund resulting in a drastic reduction in the size of the Fund would result in increased costs for long-term shareholders who do not tender. The Adviser discussed with the Board that, to finance such a tender offer, the Fund would likely need to liquidate a significant portion of its portfolio holdings in a relatively short time to raise cash to meet tender requests, and that such a sale of portfolio securities could exert downward pressure on the prices of certain portfolio securities, thereby increasing the amount of such securities that the Fund would be required to sell. In addition, the sale of a significant portion of the Fund’s portfolio and the subsequent distribution of cash to satisfy tender requests would reduce the Fund’s total assets significantly, which would likely cause the Fund’s expense ratio to increase.

In addition, the Adviser discussed with the Board its view that while a tender offer might result in a further reduction in the discount in the short term, it is unlikely to have a lasting effect.

•	Other Changes—The Board also discussed potential changes in the policies and strategies of the Fund, including the adoption of a managed distribution policy. However, the Adviser did not believe that any such changes would result in added value on a short-term or long-term basis, or ameliorate the Fund’s size issues.

•	Changing Shareholder Base. As noted above, recent public filings indicate that a significant portion of the Fund’s common shares are held by certain shareholders that may have an investment purpose that is different from the Adviser’s long-term approach to managing the Fund’s portfolio and maximizing value for all shareholders. In addition, there are a number of other shareholders that are activists or institutions that have in the past supported activists. These shareholders are unlikely to support a proposal to merge the fund with another closed-end fund or, absent a significant tender offer, an open-end fund. The Board believes that liquidating the Fund would avoid legal or other costs that could result from activist investor activities. The Adviser discussed with the Board that any such activities were ultimately likely to result in a liquidation of the Fund, but at a greater cost to the Fund and its shareholders than the Liquidation provided for under the Plan.

•	Terms and Conditions of the Plan. The Board considered the terms and conditions of the Plan, including that the Plan contemplates that the costs of the liquidation (which consist largely of legal, printing and proxy solicitation expenses), estimated to be approximately $25,000, will be paid by the Fund. The costs relating to the Liquidation are not expected to have a material effect on the liquidating distributions to shareholders.

•	Insurance Policies. The Fund will obtain insurance policies covering the Fund and its Trustees for any claims relating to acts and omissions prior to the Liquidation relating to the Fund for a period of at least six years following the Liquidation.

Following discussions with management, the Board, including all of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Fund (the “Independent Trustees”), with the advice and assistance of counsel, approved the Liquidation and the Plan, and directed that they be submitted for the vote of the Fund’s shareholders. If the Liquidation is approved at the Special Meeting, management, under the oversight of the Board and officers of the Fund, will proceed to wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation under then-existing market conditions. If the Liquidation is not approved by shareholders, the Trustees will consider whether another course of action would benefit the Fund and its shareholders.

Summary of the Plan

If the Liquidation is approved by shareholders, the liquidation and dissolution of the Fund would be effected in accordance with the terms of the Plan, which has been approved by the Board and is summarized below. This summary is not complete, and is qualified in its entirety by reference to the Plan, a form of which is attached to this Proxy Statement as Exhibit A. Shareholders are urged to read the Plan in its entirety.

Effective Date and Cessation of the Fund’s Activities as an Investment Company. If approved by shareholders at the Special Meeting, the Plan will become effective at the close of business on or about July 16, 2018 (the

“Effective Date”) or, in the event the Special Meeting is postponed or adjourned, the Effective Date of the Plan shall be the date that the Liquidation meets the required vote for approval. After the Effective Date, the Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund’s liabilities, including any contingent liabilities, and distributing its remaining assets to shareholders in accordance with the Plan. The Fund is unable to predict when a complete liquidation of its portfolio holdings will be accomplished.

Closing of Books and Transfer and Trading of Shares. For purposes of determining the shareholders of the Fund entitled to receive payment of all Liquidating Distributions, the proportionate interests of shareholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the “Determination Date”). On the Determination Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Delaware or otherwise, the shareholders’ respective interests in the Fund’s assets will not be transferable by the negotiation of share certificates, and shares of the Fund’s common stock will cease to be traded on the New York Stock Exchange (the “NYSE”). Prior to the Effective Date, the NYSE may remove the Fund’s shares from listing at any time if an event shall occur or conditions exist that, in the opinion of the NYSE, make further dealings on the NYSE inadvisable. The Fund expects that the shares will continue trading on the NYSE until the Effective Date and will not trade thereafter.

Liquidating Distributions. Within a reasonable period after the Effective Date, the Fund will determine, and pay or provide for the payment of, all charges, taxes, expenses, liabilities and reserves, whether due or accrued or anticipated, of the Fund. Such liabilities and expenses of the Fund will include the costs relating to the Liquidation, which are estimated to be approximately $75,000. The costs relating to the Liquidation are not expected to have a material effect on the liquidating distributions to shareholders. As soon as reasonably practicable after the Determination Date and following the payment or other provision for all liabilities and expenses of the Fund, the remaining assets of the Fund will be distributed to, or for the account of, first, the Preferred Shareholders, and second, after determination of any dividend to be paid pursuant to the Plan, the Common Shareholders (each distribution, a “Liquidating Distribution”).

In accordance with the Fund’s statement establishing and fixing the rights and preferences of Variable Rate MuniFund Term Preferred Shares (the “Statement of Preferences”), Preferred Shareholders are entitled to receive $100,000 per preferred share, plus an amount equal to all accumulated but unpaid dividends on such preferred shares (whether or not earned or declared), upon the liquidation, dissolution or winding up of the affairs of the Fund. In the event that the assets of the Fund available for distribution to the Preferred Shareholders are insufficient to pay in full the amounts to which the Preferred Shareholders are entitled under the Statement of Preferences, then payment will be made ratably in proportion to the respective preferential liquidation amounts to which they are entitled. After Liquidating Distributions have been made to all Preferred Shareholders, the Fund’s remaining assets will be distributed to Common Shareholders in one or more cash payments in complete liquidation of the Fund.

Shareholders will receive information concerning the sources of the Liquidating Distribution. Upon filing of the Certificate of Cancellation, all outstanding shares of the Fund will be deemed cancelled.

Deregistration under the 1940 Act. As soon as practicable after the Effective Date and the completion of the implementation of the Plan, steps will be taken to deregister the Fund as an investment company under the 1940 Act.

Other Actions. The officers of the Fund will take such other actions as may be deemed necessary or advisable to carry out the provisions and purposes of the Plan.

Federal Tax Consequences

The following is only a general summary of the significant United States federal income tax consequences of the Plan to the Fund and its shareholders and is limited in scope. This summary is based on the federal tax laws and applicable Treasury regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service (the “IRS”) with respect to the federal income tax consequences to the Fund or its shareholders that will result from the Fund’s liquidation. The statements below are not binding upon the IRS or a court, and there is no assurance that the IRS or a court will not take a view contrary to those expressed below.

The summary applies only to beneficial owners of the Fund’s common shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Code, and may not apply to certain types of beneficial owners of the Fund’s shares, including, but not limited to insurance companies, tax-exempt organizations, shareholders holding the Fund’s shares through tax-advantaged accounts (such as an individual retirement account (an “IRA”), a 401(k) plan account, or other qualified retirement account), financial institutions, pass-through entities, broker-dealers, entities that are not organized under the laws of the United States or a political subdivision thereof, persons who are neither a citizen nor resident of the United States, shareholders holding the Fund’s shares as part of a hedge, straddle or conversion transaction, and shareholders who are subject to the alternative minimum tax. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Fund’s common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of such partnership. A partner of a partnership holding the Fund’s common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the Fund’s Liquidating Distribution.

For purposes of the following discussion, “U.S. Shareholder” is a shareholder that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A “Non-U.S. Shareholder” is a person that is neither a U.S. shareholder nor an entity treated as a partnership for U.S. federal income tax purposes.

This summary addresses significant federal income tax consequences of the Plan, but does not discuss foreign, state or local tax consequences of the Plan. Implementing the Plan may impose unanticipated tax consequences on shareholders or affect shareholders differently, depending on their individual circumstances. Shareholders are encouraged to consult with their own tax advisors to determine the particular tax consequences that may be applicable in connection with the Plan.

If the Liquidation is approved by shareholders and the Fund proceeds to liquidate and dissolve, the Fund intends to continue to satisfy all of the qualification requirements for taxation as a regulated investment company under Subchapter M of the Code, for its final taxable year. Accordingly, the Fund expects that it will not be taxed on any capital gains realized from the sale of the Fund’s assets or ordinary income that the Fund timely distributes to shareholders. Prior to making Liquidating Distributions to shareholders, the Fund intends to declare dividends necessary to satisfy the income and excise tax distribution requirements for its final taxable year, and to make any such distribution either prior to or at the time of the Liquidating Distributions.

U.S. Shareholders. Each shareholder who receives a Liquidating Distribution will generally recognize gain (or loss) for federal income tax purposes equal to the amount by which the amount of the Liquidating Distribution exceeds (or is less than) the shareholder’s adjusted tax basis in its, his or her liquidating Fund shares. Any gain or loss realized by a shareholder on the Liquidating Distribution generally will be treated as long-term capital gain or loss if the shareholder’s Fund shares have been held for more than 12 months. If the shareholder’s Fund shares have been held by the shareholder for 12 months or less, the gain or loss on the Liquidating Distributions will be treated as short-term capital gain or loss.

The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable liquidation proceeds paid to any shareholder who fails to provide the Fund with a correct taxpayer identification number, who has underreported dividend or interest income, or who fails to certify to the Fund that he, she or it is not subject to backup withholding.

Non-U.S. Shareholders. The U.S. federal income taxation of a Non-U.S. Shareholder of the Liquidating Distribution depends on whether this transaction is “effectively connected” with a trade or business carried on in the United States (“U.S.”) by the Non-U.S. Shareholder (and if an income tax treaty applies, on whether the Non-U.S. Shareholder maintains a U.S. permanent establishment). If the Liquidating Distribution is not effectively connected with a U.S. trade or business (or, if an income tax treaty applies, the Non-U.S. Shareholder does not maintain a U.S. permanent establishment), any gain realized by a Non-U.S. Shareholder upon the Liquidation will not be subject to U.S. federal income tax or to any U.S. tax withholding; provided, however, that such gain will be subject to U.S. federal income tax at the rate of 30% (or such lower rate as may be applicable under an income tax treaty) if the Non-U.S. Shareholder is a non-resident alien individual who is physically present in the United States for more than 182 days during the taxable year of the sale.

If the amount realized by a Non-U.S. Shareholder is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Shareholder (and, if an income tax treaty applies, the Non-U.S. Shareholder maintains a U.S. permanent establishment), the transaction will be treated and taxed in the same manner as if the Liquidating Distribution involved a U.S. Shareholder.

Non-U.S. Shareholders should provide the Trust with a properly completed Form W-8BEN, Form W-8BEN-E, Form W-8IMY, Form W-8ECI or other applicable form in order to avoid backup withholding on the Liquidating Distribution.

The tax discussion set forth above is included for general information only. Each shareholder is urged to consult such shareholder’s own tax advisor to determine the particular tax consequences to him, her or it of the Liquidation, including the applicability and effect of foreign, state and local tax laws.

Impact of the Plan on the Fund’s Status under the 1940 Act and State Law

As noted above, the Plan provides that, on the Effective Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. A vote in favor of the Liquidation will constitute a vote in favor of the Fund’s deregistration under the 1940 Act. Until the Fund’s deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to the 1940 Act.

After the Effective Date, a Certificate of Cancellation will be executed, acknowledged and filed with the State of Delaware, and will become effective in accordance with the Delaware Statutory Trust Act. Upon the effective date of such, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.

Appraisal Rights

Shareholders will not be entitled to appraisal rights under Delaware law in connection with the Plan.

The Board, including the Independent Trustees, unanimously recommends that shareholders vote “FOR” the proposed Liquidation.

PROXY VOTING AND SHAREHOLDER MEETING

All properly executed and timely received proxies will be voted at the Special Meeting in accordance with the instructions marked thereon or as otherwise provided therein. If no specification is made on a properly executed proxy, it will be voted for the matters specified on the Proxy Card in the manner recommended by the Board. Accordingly, unless instructions to the contrary are marked on the proxies, all properly executed and timely received proxies will be cast in favor of the Liquidation. Any shareholder may revoke that shareholder’s proxy at any time prior to exercise thereof by submitting a written notice of revocation or subsequently executed proxy to the Secretary of the Fund before or at the Special Meeting or voting in person at the Special Meeting.

Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an “abstention”) or may represent a broker “non-vote” (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote). Approval of the Liquidation requires the affirmative vote of a majority of the votes entitled to be cast by the Preferred Shareholders and Common Shareholders voting together as a single class. Any abstention or broker non-vote will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the Liquidation. If any such procedural matter requiring a vote of shareholders should arise, the persons named as proxies will vote on such procedural matter in accordance with their discretion.

A quorum for the Special Meeting will consist of the presence in person or by proxy of the holders of a majority of the total outstanding shares of the Fund’s common and preferred shares. In the event that (i) a quorum is not present at the Special Meeting; or (ii) a quorum is present but sufficient votes in favor of the position recommended by the Board for the Liquidation (as described in this Proxy Statement) have not been timely received, the Chairman of the Special Meeting may authorize, or the persons named as proxies may propose and vote for, one or more adjournments of the Special Meeting, with no other notice than an announcement at the Special Meeting, in order to permit further solicitation of proxies. Shares represented by proxies indicating a vote contrary to the position recommended by the Board will be voted against adjournment of the Special Meeting.

The Fund has engaged Georgeson LLC, to assist in soliciting proxies for the Special Meeting. Georgeson LLC will receive a total fee of approximately $5,000, plus $6.50 per completed telephone call to shareholders in the event that active solicitation is required, and the Fund will reimburse its expenses. The cost of solicitation will be borne by the Fund. The Fund expects that the solicitation will be primarily by mail, but also may include telephone, electronic, oral or other means of communication. If the Fund does not receive your proxy by a certain time, you may receive a telephone call from a proxy soliciting agent asking you to vote. Officers of the Fund, or employees of Fund management, may also be involved in the solicitation of proxies.

Stock Ownership

The outstanding voting shares of the Fund as of the Record Date consisted of 6,800,476 shares of the Fund’s Common Shares and 600 shares of the Fund’s Series 2020 Variable Rate MuniFund Term Preferred Shares.

As of the Record Date, the Trustees and officers of the Fund, both individually and as a group, owned less than 1% of the shares of the Fund. During the Fund’s most recently completed fiscal year, the Fund’s Trustees as a group did not engage in the purchase or sale of more than 1% of any class of securities of the Adviser or of any of its parents or subsidiaries.

INFORMATION AS TO THE INVESTMENT ADVISER AND THE ADMINISTRATOR OF THE FUND

The Fund’s investment adviser is Cutwater Investor Services Corp. d/b/a Insight Investment, 200 Park Avenue, 7th Floor, New York, New York 10166. The Adviser also functions as the administrator to the Fund. BNY Mellon Investment Servicing (U.S.) Inc. provides certain administrative services to the Fund. Insight is a Delaware corporation and is an investment adviser registered under the Investment Advisers Act of 1940. Insight is an indirect wholly-owned subsidiary of The Bank of New York Mellon, which is a New York state-chartered bank that is regulated by the New York Department of Financial Services and is a member of the Federal Reserve System. The Bank of New York Mellon has principal offices at 225 Liberty Street, New York, NY 10286. Bank of New York Mellon Corporation is the parent company of The Bank of New York Mellon.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Fund is not aware of an untimely filing of a statement of initial beneficial ownership interest by any person subject to Section 16 under the Securities Exchange Act of 1934 during the Fund’s fiscal period ended March 31, 2018.

SECURITY OWNERSHIP OF CERTAIN OWNERS

To the Fund’s knowledge, no person owned beneficially 5% or more of the outstanding Common shares of the Fund as of the Record Date, except that, based on Schedule 13G and 13D filings, the following information with respect to beneficial ownership of more than 5% of the outstanding voting Common shares has been reported:

Title of Class	Name and Address	Percentage Ownership of Class	Total Number of Shares
Common Shares of Beneficial Interest	Karpus Management, Inc.,* d/b/a Karpus Investment Management George W. Karpus* Arthur Charles Regan* 183 Sully’s Trail, Pittsford New York, NY 14534	24.92%	1,694,411

Common Shares of Beneficial Interest	Rivernorth Capital Management, LLC 325 N. LaSalle Street, Suite 645 Chicago, IL 60654-7030	12.62%	858,074

Common Shares of Beneficial Interest	First Trust Portfolios L.P.** First Trust Advisors L.P.** The Charger Corporation** 120 East Liberty Drive, Suite 400 Wheaton, IL 60187	6.24%	424,018

*	These entities filed a combined Schedule 13D for the share amount and percentage shown.
**	These entities filed a combined Schedule 13G for the share amount and percentage shown.

Based on Schedule 13D filings, the following information with respect to beneficial ownership of more than 5% of the outstanding voting preferred shares has been reported as of the Record Date:

Title of Class	Name and Address	Percentage Ownership of Class	Total Number of Shares
Variable Rate Munifund Term Preferred Shares	Wells Fargo Municipal Capital Strategies, LLC 420 Montgomery Street San Francisco, CA 94104	100.00%	600

As of the Record Date, Cede & Co. held approximately 99.96% of the outstanding voting shares of the Fund. (Cede & Co. is the nominee name for The Depository Trust Company, a large clearing house that holds shares in its name for banks, brokers and institutions in order to expedite the sale and transfer of stock.)

SUBMISSION OF PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS

If the Liquidation is approved at the Special Meeting, the Fund does not intend to hold another annual meeting. However, if the Liquidation is not approved or has not commenced, the Fund will hold an annual meeting. All proposals by shareholders of the Fund that are intended to be presented at the Fund’s next annual meeting of shareholders to be held prior to the Fund’s fiscal year end of March 31, 2019 must be received by the Fund no earlier than January 11, 2019 and no later than February 10, 2019. If a shareholder who wishes to present a proposal fails to notify the Fund by this date, the proxies solicited for the meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the applicable proxy rules. All proposals by shareholders of the Fund that are intended to be presented at the Fund’s next annual meeting of shareholders must be received by the Fund for inclusion in the Fund’s proxy statement and proxy relating to that meeting no later than February 10, 2019. The submission by a shareholder of a proposal for inclusion in the proxy materials does not guarantee that it will be included. Shareholder proposals are subject to certain requirements under the federal securities laws. Shareholder proposals should be addressed to the attention of the Secretary of the Fund at the address of the principal executive offices of the Fund.

By Order of the Trustees,

Clifford D. Corso, President

Dated May 30, 2018

IF YOU CANNOT ATTEND THE SPECIAL MEETING, IT IS REQUESTED THAT YOU COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED SO THAT THE SPECIAL MEETING MAY BE HELD AND ACTION TAKEN ON THE MATTERS DESCRIBED HEREIN WITH THE GREATEST POSSIBLE NUMBER OF SHARES PARTICIPATING.

EXHIBIT A

MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND

FORM OF PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution (the “Plan”) of Managed Duration Investment Grade Municipal Fund (the “Fund”) effective as of [                ], 2018 (the “Effective Date”), organized and existing as a Delaware statutory trust and which has operated as a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the laws of the State of Delaware.

WHEREAS, on May 10, 2018, the Fund’s Board of Trustees (the “Board”) unanimously determined that it is advisable to liquidate and dissolve the Fund; and

WHEREAS, the Board has considered and approved this Plan as the method of liquidating and dissolving the Fund and has directed that the dissolution of the Fund be submitted to the shareholders of the Fund (“Shareholders”) for their consideration;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1.	Effective Date of Plan. The Plan shall be and become effective only upon the approval of dissolution of the Fund by a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with the holders of common stock of the Fund (“Common Shareholders”) and holders of preferred shares of the Fund (“Preferred Shareholders”), voting as a single class, at a duly called meeting of the Shareholders at which a quorum is present.

2.	Cessation of Business. After the Effective Date, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its affairs, preserving the value of its assets, paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders first, to the Preferred Shareholders and second, to the Common Shareholders, in each case as contemplated by Section 6 hereof.

3.	Fixing of Interests and Closing of Books. For purposes of determining the Shareholders entitled to receive payment of all Liquidating Distributions (as defined below), the proportionate interests of Shareholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the “Determination Date”). On the Determination Date, the books of the Fund shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Delaware or otherwise, the Shareholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates and the Fund’s shares of common stock will cease to be traded on the New York Stock Exchange, Inc. (the “NYSE”).

4.	Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, if any, at their addresses as shown on the Fund’s records, that this Plan has been approved by the Board and the Shareholders and that the Fund will be liquidating its assets, to the extent that such notice is required under the Delaware Statutory Trust Act (“DSTA”).

5.	Liquidation of Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Fund shall pay, or make reasonable provision to pay in full all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred (collectively, “Debts”) prior to the date of the final Liquidating Distributions provided for in Section 6 below.

6.	Liquidating Distributions. As soon as reasonably practicable after the Determination Date and following the payment or other provision for Debts of the Fund, the remaining assets of the Fund shall be distributed to or for the account of the Shareholders, at any one or more times, and shall proceed in the order of priority provided below (each a “Liquidating Distribution”):

A.	First, to the Preferred Shareholders, the amount of $100,000 per share of Variable Rate MuniFund Term preferred Shares, Series, plus an amount equal to all unpaid dividends and other distributions on such shares accumulated to (but excluding) the date fixed for such distribution or payment on such shares (whether or not earned or declared by the Fund, but without interest thereon).

B.	Second, after determination of any dividend to be paid pursuant to Paragraph 6(A) of this Plan, all remaining amounts to the Common Shareholders, ratably according to the number of shares of common stock of the Fund held by such Common Shareholders on the Determination Date. In the event the assets of the Fund available for distribution upon liquidation to the Preferred Shareholders are insufficient to make full payments to which such holders are entitled in accordance with the Third Amended and Restated Agreement and Declaration Of Trust (the “Declaration”) , Fourth Amended and Restated By-Laws of the Fund (the “By-Laws”) or the Statement Establishing and Fixing the Rights and Preferences of Variable Rate Munifund Term Preferred Shares (“Statement of Preferences”), payment shall be made pro rata among all such Preferred Shareholders. It is intended that any and all amounts of a Liquidating Distribution to Preferred Shareholders comprising a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.

The Liquidating Distribution to Common Shareholders will include, if necessary, a dividend equal to the sum of (i) the amount, if any, required to avoid the imposition of tax under section 852 of the Internal Revenue Code of 1986, as amended (the “Code”) on investment company taxable income and net capital gain for each of the Fund’s (a) most recently completed taxable year, and (b) the subsequent taxable period ending on the Liquidation Date and (ii) the additional amount, if any, required to avoid the imposition of tax under section 4982 of the Code on ordinary income and capital gain net income. It is intended that any and all amounts of a Liquidating Distribution to Common Shareholders comprising such a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.

7.	Expenses of the Liquidation and Dissolution of the Fund. The Fund shall bear all of the expenses incurred in carrying out this Plan.

8.	Deregistration under the 1940 Act. As soon as practicable after the Effective Date and upon completion of the Liquidating Distributions, the Fund shall take action to become deregistered as an investment company under the 1940 Act, and the officers of the Fund shall take such other actions as may be deemed necessary or advisable to carry out the provisions and purposes of this Plan.

9.	Dissolution. As promptly as practicable, after the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

10.	Additional Tax Matters.

A.	This Plan is intended to, and shall, constitute a plan of liquidation constituting the complete liquidation of the Fund, as described in Section 331, or 332, as the case may be, and Section 562(b) of the Code.

B.	Within thirty (30) days after the date of the adoption of this Plan by Shareholders, the officers of the Fund shall file a return on Form 966 with the Internal Revenue Service, as required by Section 6043(a) of the Code, for and on behalf of the Fund.

11.	Additional Actions and Amendments. Without limiting the power of the Board under Delaware law and the Declaration, the Board and, subject to the discretion of the Board or a duly authorized committee thereof, the officers of the Fund, shall have authority to do or authorize any or all acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of Delaware law, the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the NYSE. The Board shall have the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing Liquidating Distributions) as may be necessary or appropriate to effect the liquidation and dissolution of the Fund and the distribution of its net assets to Shareholders in accordance with the purposes to be accomplished by the Plan.

MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND

By:
Name:
Title:

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 899 Cassatt Road Berwyn, Pennsylvania on July 12, 2018

Please detach at perforation before mailing.

MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND
PROXY	SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 12, 2018

PROXY SOLICITED BY THE BOARD OF TRUSTEES.

The undersigned hereby appoints Thomas Stabile and James DiChiaro, each of them proxies, with full powers of substitution and revocation, to attend the Special Meeting of Shareholders of Managed Duration Investment Grade Municipal Fund on July 12, 2018 and any adjournments thereof and to vote all shares which the undersigned would be entitled to vote if personally present, upon the following matters, as set forth in the Notice of Special Meeting of Shareholders, and upon such other business as may properly come before the meeting or any adjournment thereof.

If more than one of said proxies or their respective substitutes shall be present and vote at said meeting or any adjournment thereof, a majority of them so present and voting (or if only one be present and voting, then that one) shall have and exercise all the powers hereby granted. The undersigned revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

MDI_29826_052518

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Shareholder Meeting to Be Held on July 12, 2018.

The Proxy Statement and Proxy Card for this meeting are available at:

https://www.insightinvestment.com/globalassets/documents/mzf-reports/mzf-annual-proxy-statement

Please detach at perforation before mailing.

IF INSTRUCTIONS ARE NOT GIVEN, THIS PROXY WILL BE TREATED AS GRANTING AUTHORITY TO VOTE IN FAVOR OF THE PROPOSAL.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:   ☒

Proposal	THE BOARD RECOMMENDS THAT YOU CAST YOUR VOTE “FOR” THE PROPOSAL AS DESCRIBED IN THE PROXY STATEMENT.

		FOR	AGAINST	ABSTAIN

1.	To approve a proposal to liquidate and dissolve the Fund pursuant to the Plan of Liquidation and Dissolution	☐	☐	☐

2.	In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting and any adjournments thereof.

Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /

608999900109999999999

xxxxxxxxxxxxxx	MDI 29826	M xxxxxxxx	+